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Northeast Community Bancorp, Inc.

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[NORTHEAST COMMUNITY BANCORP LOGO]

April 6, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NorthEast Community Bancorp, Inc. The meeting will be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York on Thursday, May 17, 2007 at 1:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of Beard Miller Company, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Kenneth A. Martinek

Kenneth A. Martinek
Chairman, President and Chief Executive Officer

[Northeast Community Bancorp, Inc. Logo]

325 Hamilton Avenue
White Plains, New York 10601
(914) 684-2500

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	1:00 p.m. on Thursday, May 17, 2007

PLACE	Renaissance Westchester Hotel
80 West Red Oak Lane
White Plains, New York

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years.

(2)	The approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan.

(3)	To ratify the selection of Beard Miller Company, LLP as our independent registered public accounting firm for fiscal year 2007.

(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 27, 2007.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Anne Stevenson-DeBlasi
Anne Stevenson-DeBlasi
Corporate Secretary
April 6, 2007

Northeast Community Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Community Bancorp, Inc. (the “Company” or “Northeast Community Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Northeast Community Bank (the “Bank”) and the majority-owned subsidiary of Northeast Community Bancorp, MHC. The annual meeting will be held at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York on Thursday, May 17, 2007 at 1:00 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 6, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 27, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on March 27, 2007, there were 13,225,000 shares of Company common stock outstanding, including 7,273,750 shares of common stock held by Northeast Community Bancorp, MHC. Each share of common stock has one vote. The Company’s Charter provides that a record owner of the Company’s common stock (other than Northeast Community Bancorp, MHC) who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Vote By Northeast Community Bancorp, MHC

Northeast Community Bancorp, MHC, the mutual holding company for Northeast Community Bank, owns 55% of the outstanding shares of common stock of the Company as of March 27, 2006. All shares of common stock owned by Northeast Community Bancorp, MHC will be voted in accordance with the instructions of the Board of Directors of Northeast Community Bancorp, MHC, the members of which are identical to the members of the Board of Directors of the Company. Northeast Community Bancorp, MHC is expected to vote such shares “FOR” each nominee for election as a director and “FOR” each of the other proposals.

Attending the Meeting

If you were a stockholder as of the close of business on March 27, 2007, you may attend the meeting. However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld will have no effect on the outcome of the election.

In voting on the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting, including the shares held by Northeast Community Bancorp, MHC (“Vote Standard A”), and the affirmative vote of a majority of the votes eligible to be cast at the annual meeting, excluding the shares held by Northeast Community Bancorp, MHC (“Vote Standard B”). For Vote Standard A, abstentions and broker non-votes will have the same effect as a negative vote. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

In voting to ratify the appointment of Beard Miller Company, LLP, as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan; and

•	for ratification of the appointment of Beard Miller Company, LLP as the Company’s independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact our proxy solicitor, Georgeson, Inc. at (866) 541-3554.

Participants in the Northeast Community Bank ESOP or Northeast Community Bank 401(k) Plan

If you participate in the Northeast Community Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Northeast Community Bancorp common stock through the Northeast Community Bank 401(k) Plan (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Northeast Community Bancorp, Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary responsibilities, will vote all shares for which no instructions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan trustee is May 10, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the Investor Relations section of the Company’s website, www.necommunitybank.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2006, the Board of Directors held 12 meetings. All of our current directors attended each board meeting held and each committee meeting held on which such directors served during 2006.

Committees of the Board of Directors

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. The charters of all three committees are available in the Investor Relations section of the Company’s website, www.necommunitybank.com.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Diane B. Cavanaugh		X	X
Arthur M. Levine	X*	X
John F. McKenzie
Harry (Jeff) A.S. Read	X
Linda M. Swan	X		X*
Kenneth H. Thomas		X*	X

Number of Meetings in 2006	4	1	1

__________________________ * Denotes Chairperson

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Arthur M. Levine as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the CEO and other executives. Our CEO makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for his subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee reviews all compensation components for the Company’s CEO and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Nominating/Corporate Governance Committee. The Company’s Nominating/Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nominating/Corporate Governance Committee Procedures.”

Attendance at the Annual Meeting. The Board of Directors encourages each director to attend annual meetings of stockholders.

Stock Ownership

The following table provides information as of March 20, 2007, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Northeast Community Bancorp, MHC 325 Hamilton Avenue White Plains, New York 10601	7,273,750	55.0%
_________________
(1)	Based on 13,225,000 shares of the Company’s common stock outstanding and entitled to vote as of March 20, 2007.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 20, 2007. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting and investment power with respect to the shares shown. All directors and executive officers as a group do not own over 1% of the Company’s outstanding shares based on 13,225,000 shares of the Company’s common stock outstanding and entitled to vote as of March 20, 2007.

Name	Number of Shares Owned (1)

Diane B. Cavanaugh	500
Arthur M. Levine	2,076
Charles A. Martinek	5,531
Kenneth A. Martinek	26,908
John F. McKenzie	100
Linda M. Swan	653
Salvatore Randazzo	3,165
Harry (Jeff) A.S. Read	261
Kenneth H. Thomas	2,500

All Executive Officers, Directors and Director Nominees, as a Group (10 persons)	42,936

________________________
(1)
Includes shares allocated to the account of individuals under the Bank’s ESOP with respect to which individuals have voting but not investment power as follows: Charles Martinek - 531 shares, Kenneth Martinek - 1,908 shares; Salvatore Randazzo - 1,165 shares.

Proposal 1 — Election of Directors

The Board of Directors of Northeast Community Bancorp is presently composed of nine members. The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year. The nominees for election this year are Kenneth A. Martinek, Arthur M. Levine and John F. McKenzie, all of whom are current directors of the Company and the Bank.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Kenneth Martinek and Salvatore Randazzo, who are employees of the Company and the Bank, and Charles Martinek, who is an employee of the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2006. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election are:

Kenneth A. Martinek has served as Chairman of the Board, President and Chief Executive Officer of Northeast Community Bancorp since its formation in 2006. He has served with Northeast Community Bank since 1976 and has been the President and Chief Executive Officer of the Bank since 1991. Mr. Martinek was first elected as a director of the Bank in 1983 and was appointed Chairman of the Board in 2002. Mr. Martinek’s brother, Charles A. Martinek, also serves on the board of directors. Age 54.

Arthur M. Levine is a certified public accountant and Member of the accounting firm A.L. Wellen & Co. Age 72. Director since 1995.

John F. McKenzie is the owner of an insurance agency in Orange, Connecticut, that provides multiline personal and commercial insurance products. Age 63. Director since November 2006.

Directors Continuing in Office

The following directors have terms ending in 2008:

Salvatore Randazzo has served as Executive Vice President and Chief Financial Officer of Northeast Community Bancorp since its formation in 2006. He has served as Executive Vice President and Chief Financial Officer of Northeast Community Bank since 2002. Mr. Randazzo joined the Bank as senior accountant in 1997. Age 39. Director since 2003.

Harry (Jeff) A.S. Read has been a registered investment adviser with Geneos Wealth Management, Inc. since January 2006. From January 2004 to December 2005, Mr. Read served as a registered investment adviser with Financial Network Investment Corp., an ING company. Before serving with Financial Network Investment Corp., Mr. Read worked as a registered investment adviser with Allmerica Financial of Worcester, MA, for over twenty years. Mr. Read has served several terms in the Massachusetts House of Representatives. Age 70. Director since 2005.

Linda M. Swan is a retired Director of the Corporate Activities Division of the Office of Thrift Supervision. Age 57. Director since 1991.

The following directors have terms ending in 2009:

Diane B. Cavanaugh is an attorney. Age 50. Director since 1992.

Charles A. Martinek has served as a commercial loan officer with Northeast Community Bank since 2001, and an assistant vice president since 2002. Prior to serving with Northeast Community Bank, Mr. Martinek was a quality control analyst with C. Cowles & Co. Mr. Martinek is also the owner of Martinek Investment Properties, LLC. Mr. Martinek’s brother, Kenneth Martinek, also serves on the board of directors. Age 45. Director since 2002.

Kenneth H. Thomas has been an independent bank analyst and consultant since 1969 and has been President of K.H. Thomas Associates since 1975. Mr. Thomas holds a Ph.D. in Finance from the Wharton School and has written extensively on the Community Reinvestment Act of 1977. Age 59. Director since 2001.

Proposal 2 — Approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan

On March 29, 2007, the Board of Directors adopted, subject to stockholder approval at the annual meeting, the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan will become effective as of the date of approval by the stockholders.

The Board of Directors has reserved a total of 907,235 shares of common stock for issuance upon the grant or exercise of awards made pursuant to the 2007 Plan. All of the Company’s employees, officers, and directors are eligible to participate in the 2007 Plan. A summary of the 2007 Plan follows. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2007 Plan

Purpose. The 2007 Plan promotes the Company’s success by linking the personal interests of its employees, officers and directors to the interests of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.  The 2007 Plan authorizes awards in any of the following forms:

•	options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “Code”); and

•	restricted stock grants, which are subject to restrictions on transferability and forfeiture.

Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 907,235. Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2007 Plan count against the total number of shares available under the 2007 Plan. Of the total shares available under the 2007 Plan, 648,025 may be issued in connection with the exercise of stock options and 259,210 may be issued as restricted stock.

Limitations on Awards.  The maximum number of shares of Company common stock that may be covered by options granted under the 2007 Plan to any one person during any one calendar year is 162,006.

Administration.  The Compensation Committee of the Board of Directors will administer the 2007 Plan. The Compensation Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Limitations on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. The Compensation Committee may permit other transfers, however, where it concludes that a transfer will not result in accelerated taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully vested and exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change of control of the Company, as defined in the 2007 Plan.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2007 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2007 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation Committee will adjust the 2007 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors may, at any time and from time to time, terminate or amend the 2007 Plan. Stockholders must approve amendments to the 2007 Plan that will materially increase the number of shares of stock issuable under the 2007 Plan, expand the types of awards provided under the 2007 Plan, materially expand the class of participants eligible to participate in the 2007 Plan, materially extend the term of the 2007 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant.

The Compensation Committee may amend or terminate outstanding awards; however, such actions may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2007 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As discussed above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Regulatory Restrictions

Under the 2007 Plan, the Compensation Committee may not grant options and restricted stock to any one individual for shares that would exceed 25% of the shares reserved for each type of award. The Compensation Committee may not grant options and restricted stock to any non-employee individual director for shares that would exceed 5% of the shares received for each type of award. The Compensation Committee may not grant, in the aggregate, to non-employee directors options and restricted stock that would exceed 30% of the shares reserved for each type of award. All awards must vest over a period of time no more rapidly than 20% per year commencing on the first anniversary of the date of grant; however, awards may fully vest upon death or disability of an award recipient or upon a change in control. These provisions comply with the rules and regulations issued by the Office of Thrift Supervision.

Certain Federal Income Tax Effects

Non-statutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the 2007 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Named Executive Officers and Others

Awards, if any, will be granted under the 2007 Plan only after the 2007 Plan is approved by stockholders. All awards under the 2007 Plan will be made at the discretion of the Compensation Committee or under delegated authority. Therefore, it is not possible to determine the benefits or amounts that individuals or groups will receive pursuant to the 2007 Plan in the future, or the benefits or amounts that any individuals or groups would have received for the last completed fiscal year, if the 2007 Plan had been in effect.

Equity Compensation Plan Information as of December 31, 2006

Northeast Community Bancorp, Inc. did not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants or rights as of December 31, 2006.

The Board of Directors recommends that you vote “FOR” approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Beard Miller Company, LLP to be its independent registered public accounting firm for the 2007 fiscal year, subject to ratification by stockholders. A representative of Beard Miller Company, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Beard Miller Company, LLP as independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and December 31, 2005 by Beard Miller Company, LLP.

	2006	2005

Audit Fees(1)	$176,681	$93,359
Audit-Related Fees	—	—
Tax Fees(2)	20,000	—
All other fees	—	—
______________________
(1)
Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., filing of Form S-1 with the SEC and related provision of comfort letter), including out-of-pocket expenses. The fees for 2006 include $95,000 related to the Company’s initial public stock offering (Form S-1 filing and related comfort letter). The fees for 2005 include fees for the 2005 audit and the 2004 re-audit.

(2)	Tax fees include the following: preparation of federal, state and city tax returns.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation of and overseeing the work of the independent auditor. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Requests for services by the independent auditor for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of
Northeast Community Bancorp, Inc.

Arthur M. Levine (Chairperson)
Harry (Jeff) A.S. Read
Linda M. Swan

Executive Compensation

Our Compensation Philosophy

Our compensation philosophy starts from the premise that the success of Northeast Community Bancorp and its subsidiary Northeast Community Bank depend, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that the company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

•
Meeting the Demands of the Market - Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance - We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy - Our approach to compensation reflects our values and the way we do business in the communities we serve.

Following the implementation of a stock-based incentive program, we intend to also use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

Our compensation program currently relies on two primary elements: (i) base compensation or salary and (ii) discretionary cash-based, short-term incentive compensation. Following the implementation of a stock-based incentive program, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation mix will depend on stockholder approval of an equity compensation program and compliance with applicable regulatory guidelines relating to such programs. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, cash-based incentive compensation, and equity-based incentive compensation that is competitive with our industry peers and creates appropriate incentives for our management team.

Base Compensation. The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from a variety of sources. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a particular officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. The Compensation Committee of the Board of Directors has also reviewed compensation data for peer institutions as set forth in industry publications and communicated with local employment agencies regarding the compensation ranges applicable to comparable executive positions within our market area.

Cash-Based Incentive Compensation. The Compensation Committee of the Board of Directors authorizes bonuses for key personnel based on the attainment of annual company-wide financial objectives and outstanding individual performance on a regular and ongoing basis relative to the specific tasks we expect an employee to accomplish during the year. Our objective is to drive annual performance at both the company and individual levels; we believe that an annual cash bonus is the most practical way to recognize individual performance that exceeds expectations.

Long-Term Equity-Based Compensation. Our long-term incentive compensation program will be based on the delivery of competitive equity awards to our management team. Subject to stockholder approval, we expect to use an equity-based, long-term incentive compensation program to reward outstanding performance with incentives that focus our management team on the task of creating long-term stockholder value. By increasing the equity holdings of our management team, we will provide them with a continuing stake in our long-term success. The nature and size of awards under our equity-based program will be based on a number of factors, including regulatory guidelines, awards made to those holding comparable positions in our peer group and the tax or accounting treatment of specific equity compensation techniques.

Role of the Compensation Committee

We rely on the Compensation Committee to develop our executive compensation program and to monitor our progress in achieving the objectives of our compensation philosophy. The Committee, which consists of three independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and future stock-based incentive programs. The Committee reviews and approves all compensation decisions related to, and sets the compensation for, our officers, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO). The CEO and CFO may attend the Compensation Committee meetings at the invitation of the Committee; however, they do not participate in any discussions on their own compensation and do not vote on matters presented in the Committee meetings. The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of its responsibilities.

The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. During 2006, the Compensation Committee met one time. The members of the Committee are:

Kenneth H. Thomas, Chairperson
Diane B. Cavanaugh
Arthur M. Levine

Role of Management

Our CEO makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for his subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our CEO does not participate in Committee discussions or review Committee documents relating to the determination of his own compensation.

Comparative Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is the comparative analysis of our compensation mix and levels relative to a peer group of publicly traded banks and thrifts. We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent.

When evaluating our executive team, we consider the relevance of data regarding a peer group of institutions of similar asset size located in our geographic area, as well as:

•	Our business need for a certain officer’s skills;

•	The contributions we believe an executive officer has made or will make to our success; and

•	The transferability of an executive officer’s managerial skills to other potential employers.

Allocation Among Compensation Components

Under our present structure, base salary represents the largest component of compensation for our executive officers. Following the implementation of a stock-based incentive program, we expect that the mix of base salary, bonus and equity compensation will vary depending upon the role of the individual officer in the organization. In allocating compensation among each element, we believe that the compensation of our most senior levels of management should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of possible disruptions associated with the analysis of strategic business opportunities. Accordingly, we believe that it is in the best interest of Northeast Community Bancorp and its stockholders to provide key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Each executive who has an employment agreement has a provision in his or her agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control. In addition, the employment agreements contain provisions which provide for certain severance benefits in the event we terminate an executive’s employment for reasons other than cause. See the “Employment Agreements” and “Potential Post-termination and Change in Control Benefits” sections below for further discussion of the agreements and related termination benefits.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of each arrangement. Our analysis includes a detailed review of recently adopted and pending changes in tax laws and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences in those areas.

Retirement Benefits; Employee Welfare Benefits

We offer our employees tax-qualified retirement and savings plans. Our primary retirement benefit vehicles are (i) a defined contribution 401(k) Plan, which enables our employees to supplement their retirement savings with elective pre-tax deferral contributions, and (ii) an employee stock ownership plan that allows participants to accumulate a retirement benefit primarily in the form of employer stock at no cost. We also provide the CEO and CFO with supplemental executive retirement agreements, which provide them with supplemental retirement benefits upon termination of employment on or after the normal retirement age of 65 and a reduced early retirement benefit upon termination on or after age 60 and completing a minimum of 20 years of service. Further descriptions of these arrangements are provided in the “Supplemental Executive Retirement Plan” and “Potential Post-termination and Change in Control Benefits” sections below.

In addition to retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice. We also maintain an employee severance compensation plan for all eligible employees who do not have employment agreements with Northeast Community Bank or Northeast Community Bancorp. This plan provides eligible employees with a severance benefit in the event their employment is terminated within one year of a change in control.

Perquisites

We provide certain of our officers, including the CEO and CFO, with perquisites similar to those provided to executives employed by our peers. The perquisites are intended to further the officers’ abilities to promote the business interests of Northeast Community Bancorp in our market area and to reflect practices for similarly situated officers employed by our competitors.

Director Compensation

Retainer and Meeting Fees. Northeast Community Bancorp compensates outside directors through a combination of retainers and meeting fees. Directors who are also employees of the Company do not receive additional compensation for service on the Board. The Compensation Committee reviews and updates the level and mix of director compensation on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy.

Directors’ Deferred Compensation and Retirement Plans. Northeast Community Bancorp has a deferred compensation plan, which enables directors to defer fees into the plan for payment at a date or according to a fixed schedule specified by the director at the time of deferral. Northeast Community Bancorp credits director deferrals with interest annually, based on the prevailing rate on its 60-month certificates of deposit. Northeast Community Bancorp also has an outside director retirement plan for the benefit of non-employee directors. Directors who have completed at least ten years of service receive an annual retirement benefit, payable over a ten-year period following termination of service. The provisions of the deferred compensation and outside director retirement plans are described further in the “Director’s Compensation” section below.

Stock Compensation Grant and Award Practices

We expect that, following implementation of an equity compensation program, the Compensation Committee will grant stock-based compensation on a basis entirely independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

Stock Ownership Requirements

We have not adopted formal stock ownership requirements for our senior officers and Board members.

Our 2006 Compensation Program

Salary Levels and Adjustments. We review on an annual basis the salary ranges and individual salaries for our executive officers. We establish the base salary for each executive officer based on consideration of pay levels among our peers and internal factors, such as the individual’s performance and experience, as well as the pay of others on the executive team. When establishing base salary for any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. We believe a competitive base salary is necessary to attract and retain an executive management team with the requisite abilities and experience.

The base salaries paid to our named executive officers in 2006 are set forth in the Summary Compensation Table. We believe that the base salary paid to executive officers during 2006 achieved our executive compensation objectives. The Compensation Committee will review salary levels of senior management in June 2007 and adjustments, for implementation in 2007, will be made based on merit and a comparative analysis of compensation paid by institutions of similar asset size located in our geographic area. The Committee has not increased base compensation for 2007 but will consider such salary adjustments at the June 2007 meeting. See “Employment Agreements” for the current base salaries of Messrs. Martinek and Randazzo.

Cash-Based Incentive Compensation. Subject to the final approval of the full Board of Directors, the Compensation Committee may authorize bank-wide cash bonuses. The Committee will determine the bonus of the President/CEO. The Committee, based on recommendations of the President/CEO, also determines the bonuses of the other members of senior management. No bonuses were paid in 2006, and none have been approved for payment in 2007.

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2006 fiscal year and all other executive officers of the Company whose total compensation for the 2006 fiscal year exceeded $100,000.

Position	Year	Salary ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Kenneth A. Martinek President and Chief Executive Officer	2006	$ 235,750	$ 458,508	$ 57,185	$ 751,443
Salvatore Randazzo Executive Vice President and Chief Financial Officer	2006	138,000	41,919	44,733	224,652
___________________
(1)
Represents the aggregate change in the actuarial present value of the executive’s accumulated benefit under the Northeast Community Bank Supplemental Executive Retirement Plan during the 2006 fiscal year.

(2)
Amounts do not include perquisites which, in the aggregate, were less than $10,000 for each named executive officer. For Mr. Martinek and Mr. Randazzo, amounts include allocations under the ESOP of $23,455 and $14,318, respectively, director fees of $26,000 each, and employer contributions to their respective accounts under the 401(k) Plan.

Employment Agreements

Northeast Community Bancorp and Northeast Community Bank maintain employment agreements with Kenneth A. Martinek and Salvatore Randazzo (also referred to below as the “executives” or “executive”). Under the agreements, which have essentially identical provisions, Northeast Community Bancorp will make any payments not made by the Bank under its agreement with the executives, but the executives will not receive any duplicative payments.

The employment agreements provide for three-year terms, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The current base salaries under the employment agreements are $235,000 for Mr. Martinek and $138,000 for Mr. Randazzo. The agreements also provide for participation in employee benefit plans and programs maintained for the benefit of senior management personnel, including discretionary bonuses, participation in stock-based benefit plans, and fringe benefits. In addition, the agreements provide for certain payments to the executives following termination of employment due to a change in control, disability, or for Good Reason (as defined in the agreement). See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits upon termination.

The agreements provide that we will pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements will also provide for indemnification of the executives to the fullest extent legally permissible.

Pension Benefits

The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Kenneth A. Martinek	Northeast Community Bank Supplemental Executive Retirement Plan	31	$ 458,508
Salvatore Randazzo	Northeast Community Bank Supplemental Executive Retirement Plan	10	41,919

(1)
The material assumptions used to calculate the accumulated benefits under the Northeast Community Bank Supplemental Executive Retirement Plan were: (a) Discount Rate - 6% and (b) Salary Inflation Rate - 2%.

Supplemental Executive Retirement Plan.  Northeast Community Bank maintains a supplemental executive retirement plan that provides for the payment of supplemental retirement benefits to Kenneth Martinek and Salvatore Randazzo upon their termination of employment on or after the normal retirement age of 65, or upon early retirement on or after attaining age 60 and completing a minimum of 20 years of service, or upon termination is due to death, disability, or a change in control, as discussed below. See“Potential Payments Upon Termination or Change in Control” for further discussion of the benefits payable under the supplemental executive retirement plan upon termination.

Potential Payments Upon Termination or Change in Control

Employment Agreements.  As discussed above, Northeast Community Bank and Northeast Community Bancorp maintain employment agreements that provide Kenneth Martinek and Salvatore Randazzo with certain severance payments and benefit continuation upon termination of employment. Northeast Community Bank and Northeast Community Bancorp may terminate the employment agreements with Messrs. Martinek and Randazzo for cause, as defined in the agreements, at any time. Northeast Community Bank and Northeast Community Bancorp have no obligation to make additional payments under the employment agreements upon termination for cause. If the executives become disabled, Northeast Community Bank and Northeast Community Bancorp agree to provide them with monthly disability pay equal to 75% of their monthly base salaries for a period ending on the earliest to occur of (1) a return to full-time employment with Northeast Community Bank and Northeast Community Bancorp; (2) death; (3) attainment of age 65; or (4) the expiration of the agreement. Assuming the executives had terminated employment due to disability on December 31, 2006, Messrs. Martinek and Randazzo would have been entitled to monthly payments of $14,734 and $8,625, respectively (representing 75% of their respective monthly salaries). The disability payments under the agreement would be reduced, however, by the amount of any short- or long-term disability benefits that would become payable to the executives under the terms of any disability insurance programs sponsored by Northeast Community Bank and Northeast Community Bancorp. Upon the deaths of the executives, the agreements terminate and the executives receive base salary and accrued benefits through the last day of the month of death. Therefore, no amounts would have been payable under the agreements if termination due to death had occurred on December 31, 2006. If Northeast Community Bank and Northeast Community Bancorp terminate the executives for reasons other than cause, or if the executives terminate voluntarily under certain circumstances outlined in the agreement that constitute constructive termination, the executives, or their beneficiaries should they die prior to receipt of payment, each receive an amount equal to the base salary and employer contributions to benefit plans payable for the remaining term of the agreement. Northeast Community Bank and Northeast Community Bancorp also agree to continue and/or pay for the executives’ life, health and dental coverage for the remaining term of the agreement. In the event Northeast Community Bank and Northeast Community Bancorp terminated the executives’ employment without cause, or they resigned under circumstances equivalent to constructive termination, effective as of December 31, 2006, Messrs. Martinek and Randazzo would have been entitled to cash severance payments equal to approximately $679,381 and $399,108, respectively (representing base salary, employer 401(k) plan and ESOP contributions) and continued life, medical and dental benefits for the remaining term of the agreement valued at $61,721 and $40,224, respectively.)

Under the employment agreements, if the executive is involuntarily or constructively terminated within one year of a change in control, he receives a severance payment equal to three times his average annual compensation over the five preceding years, as well as continued life, medical and dental benefits for three years following termination of employment. Section 280G of the Internal Revenue Code of 1986, as amended, provides that severance payments contingent upon a change in control that equal or exceed three times the individual’s average annual taxable income over the five preceding years, or the “base amount,” are considered “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not take a tax deduction for such amount. The employment agreements with Messrs. Martinek and Randazzo limit their total change in control payments to ensure they will not receive excess parachute payments under Section 280G of the Internal Revenue Code. Under the agreements, if Messrs. Martinek and Randazzo had terminated employment on December 31, 2006 as a result of a change in control, they would have been entitled to cash severance payments of $653,437 and $279,857, respectively (representing one dollar less than three times their average taxable income as reported in Box 1 of Form W-2 and director fees as reported on Form 1099 over the five preceding taxable years), plus 36 months of continued health, life and dental benefits valued at $73,782 and $48,084, respectively.

Supplemental Executive Retirement Plan. Under the supplemental executive retirement plan, upon termination of employment on or after the normal retirement age of 65, Messrs. Martinek and Randazzo each receive an annual retirement benefit equal to fifty percent (50%) of average base salary over the three-year period preceding termination of employment. Upon termination on or after age 60 and upon completing a minimum of 20 years of service, Messrs. Martinek and Randazzo may receive an early retirement benefit equal to the normal retirement benefit, reduced by .25% for each month by which the executive’s age at termination is less than age 65. The early or normal retirement benefit is payable in equal monthly installments for the greater of the executive’s lifetime or 15 years following retirement. Assuming Messrs. Martinek and Randazzo terminated employment on December 31, 2006 for reasons other than death, disability or upon a change in control, neither would be entitled to an annual retirement benefit under the supplemental executive retirement plan, as neither would have attained age 60 prior to termination. In the event of termination due to disability, the executives receive the early or normal retirement benefit due under the plan; however, if the executives have not attained early retirement age prior to termination due to disability, they will receive a benefit equal to their accrued benefit under the plan as of the date of termination. If they terminated employment on December 31, 2006 due to disability, Messrs. Martinek and Randazzo would have been eligible to receive their accrued benefits of $95,072 and $19,046, respectively , payable in equal monthly installments within thirty (30) days following termination of employment and continuing until fully paid. Upon the death of the executives while actively employed, or upon their termination in connection with a change in control, they, or their beneficiary(ies), would receive an actuarially equivalent lump sum benefit, calculated as if the executive had attained age 65 prior to termination of employment or death. If they terminated employment due to death or a change in control as of December 31, 2006, Messrs. Martinek and Randazzo, or their beneficiary(ies), would have been entitled to lump sum payments of $1,240,455 and $627,494, respectively, under the supplemental executive retirement plan.

Director Compensation

The following table provides the compensation received by individuals who served as directors of the Company during the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)		Total ($)

Diane B. Cavanaugh	$ 26,500	$ 101,774	$ 0		$ 128,274
Arthur M. Levine	27,000	68,361	0		95,361
Charles A. Martinek	26,000	0	0		26,000
John F. McKenzie	5,000	0	0		5,000
Linda M. Swan	27,000	115,072	0		142,072
Harry (Jeff) A.S. Read	27,000	6,362	0		33,362
Kenneth H. Thomas	26,000	24,096	33,870	(2)	83,966
______________________
(1)	The material assumptions used to calculate the accumulated benefits under the Northeast Community Bank Outside Director Retirement Plan were: (a) Discount Rate - 6% and (b) Salary Inflation Rate - 2%.
(2)	Amount represents payment for work performed as a consultant to the Bank.

Cash Retainer and Meeting Fees for Non-Employee Directors. Each director of Northeast Community Bank receives a $3,000 quarterly retainer plus $1,000 per meeting attended. Directors receive a $750 quarterly retainer plus $750 per meeting attended for their service on the board of directors of Northeast Community Bancorp, and $500 per meeting attended for service on the committee(s) of the Board of Northeast Community Bancorp. Directors do not receive any fees for their service on the board of directors of Northeast Community Bancorp, MHC.

Directors’ Deferred Compensation Plan.  Northeast Community Bank has established a deferred compensation plan for directors of Northeast Community Bank. Directors may elect on or before December 31st each year to defer all or part of their fees earned during the following year into the plan. Northeast Community Bank credits fee deferrals with interest annually based on the prevailing rate on its 60-month certificate of deposit. Directors remain fully vested at all times in the fees deferred under the plan and the interest credited on their deferrals. Distributions from the plan are made in cash and may commence on a specified payment date or pursuant to a fixed payment schedule elected by the director. Generally, directors receive distributions from the deferred compensation plan following separation from service, disability or death, upon a change in control, or upon the occurrence of an unforeseeable emergency. Each participating director may designate a beneficiary to receive payment of any amounts due from the plan upon the director’s death.

Outside Director Retirement Plan. Northeast Community Bank has an outside director retirement plan for the benefit of non-employee directors. Participating directors vest in the applicable retirement benefits at the rate of 20% per year over a five year period, commencing with their date of initial participation in the plan. Under the director retirement plan, directors who have completed at least ten years of service receive a retirement benefit equal to 50% of the cash compensation they were paid during the year preceding their retirement. The retirement benefit increases to 75% of pre-retirement cash compensation upon completion of at least 15 years of service and to 100% of pre-retirement cash compensation upon completion of 20 or more years of service. The applicable retirement benefit is typically payable upon termination of board service in annual installments over a ten year period. If a director dies while receiving benefits under the plan, the director’s beneficiary continues to receive any remaining installments due from the plan. If the participant dies while in service, however, the director’s beneficiary receives an actuarially equivalent lump sum benefit, calculated as if the director retired immediately prior to death and completed at least ten years of service (with the lump sum benefit based on the director’s actual years of service, if greater than ten years). If a director terminates service due to disability, the director receives an annual benefit calculated as if the director retired immediately prior to incurring the disability and completed at least ten years of service. Upon termination of service (other than termination for cause or by reason of death) following a change in control, a director receives an actuarially equivalent lump sum benefit, calculated as if the director retired with at least ten years of service. A director receives no benefit under the plan upon termination of service for cause (as defined in the plan).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Northeast Community Bancorp, Inc.

Kenneth H. Thomas, Chairperson
Diane B. Cavanaugh
Arthur M. Levine

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2006.

Transactions with Related Persons

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

From time to time, the Bank makes loans and extensions of credit to its executive officers and directors, and members of their immediate families. Such loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. These loans were performing according to their terms at December 31, 2006.

Nominating/Corporate Governance Committee Procedures

General

It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee , a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Northeast Community Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

John F. McKenzie, who was appointed to the Board of Directors in 2006, was recommended by our Chairman, President and Chief Executive Officer.

Evaluation. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;

•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee will also consider any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 8, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from May 17, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Northeast Community Bancorp, Inc., 325 Hamilton Avenue, White Plains, New York 10601. Communications to the Board of Directors should be in the care of Anne Stevenson-DeBlasi, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Lind M. Swan, the Chair of the Nominating/Corporate Governance Committee. It is in the discretion of the Nominating/Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anne Stevenson-DeBlasi

Anne Stevenson-DeBlasi
Corporate Secretary

White Plains, New York
April 6, 2007

APPENDIX A

NORTHEAST COMMUNITY BANCORP, INC.
2007 Equity Incentive Plan

ARTICLE 1
PURPOSE

The purpose of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Northeast Community Bancorp, Inc. (the “Company”), by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2, unless the context clearly requires a different meaning. The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)
Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)
Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)
Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

Notwithstanding anything in this Plan to the contrary, in no event shall the reorganization of the Company from the mutual holding company form of organization to the full stock holding company form of organization (including elimination of the mutual holding company) constitute a “Change in Control”.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means Northeast Community Bancorp, Inc., or any successor corporation.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable. Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor or performance of services in an emeritus advisory or consulting capacity, provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director (including emeritus or advisory director) of the Company or any Affiliate.

“Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed or traded.

“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

“Parent or Subsidiary” means a “parent” or “subsidiary” as such terms are defined in Sections 424(e) and (f) of the Code.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that, in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means this Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1    EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2    TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

4.1    COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3    AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)
Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)
Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4    AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES. Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 907,235.

5.2	SHARE COUNTING.

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)
If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)
To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3    STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares that may be delivered pursuant to Options under the Plan is 648,025 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Stock under the Plan is 259,210. The maximum number of Shares with respect to which Options may be granted during any one calendar year under the Plan to any one Participant shall be 162,006.

ARTICLE 6
ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7
STOCK OPTIONS

7.1    GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)
Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time, in whole or in part, based upon factors as the Committee may determine in its sole discretion, so that the Option becomes exercisable or vested on an earlier date.

(c)
Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2    INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Lapse of Option. Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)
One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, as determined in accordance with Section 9.4 of the Plan.

(b)
Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under Section 422 of the Code).

(c)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)
Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)
Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8
RESTRICTED STOCK

8.1    GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

8.2    ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3    FORFEITURE. Except as otherwise determined by the Committee at the time of the grant or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from death or disability or in connection with a Change in Control, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4    DELIVERY OF RESTRICTED STOCK. Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares. Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan and Award Agreement entered into between the registered owner of such shares and Northeast Community Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Northeast Community Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and Award Agreement. The Company or its Affiliates shall hold each certificate issued pursuant to this Section 8.4 in connection with a Restricted Stock Award, unless the Committee determines otherwise.

8.5    VOTING RIGHTS. Unless the Committee determines otherwise at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6    DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1    STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to or in tandem with, any other Award granted under the Plan.

9.2    TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

9.3    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4    BENEFICIARIES. Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Committee.

9.5    STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6    ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in an Award Agreement, upon a Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Nonstatutory Stock Options.

9.7    TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 10
CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1    CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the

Committee will adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2    ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)
Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options; and

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse.

10.3    ALTERNATIVE AWARDS. Notwithstanding anything in the Plan to the contrary, the Committee may reasonably determines in good faith prior to the occurrence of a Change in Control that an Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)
Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11
AMENDMENT, MODIFICATION AND TERMINATION

11.1    AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)
Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12
GENERAL PROVISIONS

12.1    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2    NO STOCKHOLDER RIGHTS. Except as otherwise provided in this Plan or an Award Agreement, no Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Award.

12.3    WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

12.6    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate, unless provided otherwise in such other plan.

12.7    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.8    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether fractional Shares shall be eliminated by rounding up or down.

12.11    GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)	Notwithstanding any other provision contained in the Plan, this Plan will comply with the requirements of 12 C.F.R. Section 575.8 and 12 C.F.R. Section 563b.500, including:

(i)
No Options or Restricted Stock Awards granted to any Eligible Participant who is a common law employee may exceed 25% of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(ii)	No Options or Restricted Stock Awards granted to any individual Non-Employee Director may exceed 5% of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(iii)
The aggregate amount of Options or Restricted Stock Awards granted to all Non-Employee Directors may not exceed 30% of the total amount of Options or Restricted Stock Awards, as applicable, under the Plan; and

(iv)	No single grant of Options or Restricted Stock Awards under the Plan may become exercisable or vest at a rate more quickly than 20% per year commencing one year from the Grant Date.

12.12    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of New York.

12.13    ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14    INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.15    NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16    SUCCESSORS. Any obligations of the Company or an Affiliate with respect to Awards granted under the Plan shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

REVOCABLE PROXY
NORTHEAST COMMUNITY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007
1:00 p.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Northeast Community Bancorp, Inc. (the “Company”), consisting of Diane B. Cavanaugh, Charles A. Martinek, Salvatore Randazzo, Harry (Jeff) A.S. Read, Linda M. Swan and Kenneth H. Thomas, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 17, 2007 at 1:00 p.m., local time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Arthur M. Levine, Kenneth A. Martinek and John F. McKenzie

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Beard Miller Company, LLP as independent registered public accounting firm of Northeast Community Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING INSTRUCTION CARD
NORTHEAST COMMUNITY BANCORP, INC. - ESOP
ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007
1:00 p.m., Local Time

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Northeast Community Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2007 at 1:00 p.m., local time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Arthur M. Levine, Kenneth A. Martinek and John F. McKenzie

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Beard Miller Company, LLP as independent registered public accounting firm of Northeast Community Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING INSTRUCTION CARD
NORTHEAST COMMUNITY BANCORP, INC. - 401(K) PLAN
ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007
1:00 p.m., Local Time

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Northeast Community Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2007 at 1:00 p.m., local time, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Arthur M. Levine, Kenneth A. Martinek and John F. McKenzie

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Northeast Community Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Beard Miller Company, LLP as independent registered public accounting firm of Northeast Community Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.